CEC ANNOUNCES 4Q18 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Full year operating income increased by 109% versus the prior year driven by completion of teach-outs and revenue growth within the University Group

Schaumburg, Ill. (February 20, 2019) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the fourth quarter and year ended December 31, 2018.

FOURTH QUARTER 2018 RESULTS AS COMPARED TO THE PRIOR YEAR QUARTER

Total Company	•	Revenue grew to $145.5 million compared to $143.1 million
	•	Operating income of $20.2 million compared to $10.7 million
	•	Earnings per diluted share of $0.20 compared to a loss per diluted share of ($0.64)
	•	Adjusted earnings per diluted share* of $0.30 compared to $0.19
	•	Ended the quarter with $229.2 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments
•

Cash flow provided by operations was $38.7 million, the highest quarterly result in seven years, primarily driven by cash generated from University Group operations partially offset by teach-out related obligations

University Group Key Metrics	•	CTU’s new and total student enrollments increased 7.1 percent and 2.3 percent, respectively
•

AIU’s new and total student enrollments decreased, as expected, primarily driven by the timing impact of the academic calendar redesign. The Company expects AIU’s new student enrollments to experience significant growth in the first quarter of 2019 which will more than offset this fourth quarter decline and is further expected to contribute to growth for the full year 2019.

FULL YEAR 2018 RESULTS AS COMPARED TO THE PRIOR YEAR

•	University Group revenue of $580.7 million increased 2.0 percent or $11.1 million
•	Total company operating income of $71.3 million compared to $34.1 million
•	Earnings per diluted share of $0.77 compared to a loss per diluted share of ($0.46)
•	Adjusted earnings per diluted share* of $1.05 compared to $0.47

*See GAAP to non-GAAP reconciliation attached to this press release

“2018 was a watershed year for our company, with operating income the highest it has been in almost a decade,” said Todd Nelson, President and Chief Executive Officer. “Our Universities are executing well against their objective of sustainable and responsible growth and are strategically investing in student-serving processes and technology initiatives. Our balance sheet is expected to further improve in 2019 and we will continue to pursue optimal capital allocation strategies that are in the best interests of our students and other stakeholders.”

CEC ANNOUNCES 4Q18 RESULTS …PG 2

REVENUE

For the quarter ended December 31, 2018, total revenue was $145.5 million as compared to total revenue of $143.1 million for the prior year quarter. The increase for the current quarter was driven by revenue growth within AIU.

For the year ended December 31, 2018, total revenue was $581.3 million as compared to $596.4 million for the prior year. While University Group revenue increased by 2.0 percent, this was more than offset by the Company’s teach-out strategy, which is now complete.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	$94,782	$94,767	0.0%	$375,770	$371,325	1.2%
AIU	50,716	47,633	6.5%	204,920	198,251	3.4%
Total University Group	145,498	142,400	2.2%	580,690	569,576	2.0%
Corporate and Other	—	—	NM	—	—	NM
Subtotal	145,498	142,400	2.2%	580,690	569,576	2.0%
All Other Campuses (1)	7	718	NM	606	26,859	NM
Total	$145,505	$143,118	1.7%	$581,296	$596,435	-2.5%

(1)	Campuses included in All Other Campuses were in the process of completing their teach-out with the final teach-out occurring in December 2018.

CEC ANNOUNCES 4Q18 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

For the quarter ended December 31, 2018, CTU’s new student enrollments increased 7.1 percent as compared to the prior year quarter, partially driving the total enrollment increase of 2.3 percent as compared to the prior year.

As expected, AIU’s new and total student enrollments for the quarter experienced a decline, primarily driven by the timing impact of the academic calendar redesign. New student enrollments decreased 30.8 percent for the quarter as compared to the prior year quarter, while total student enrollments were 6.3% lower as compared to the prior year.

For the year ended December 31, 2018, CTU’s new student enrollments increased 6.7 percent as compared to the prior year. AIU’s new student enrollments decreased 4.7 percent for the year as compared to the prior year.

	As of December 31,
Total Student Enrollments	2018	2017	Increase (Decrease)
CTU	22,600	22,100	2.3%
AIU	11,800	12,600	-6.3%
Total University Group	34,400	34,700	-0.9%
All Other Campuses (1)	—	100	NM
Total	34,400	34,800	-1.1%

	For the Quarter Ended December 31,			For the Year Ended December 31,
New Student Enrollments	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	6,360	5,940	7.1%	23,600	22,110	6.7%
AIU	3,300	4,770	-30.8%	15,050	15,790	-4.7%
Total University Group	9,660	10,710	-9.8%	38,650	37,900	2.0%
(1)	All Other Campuses no longer enroll new students.

CEC ANNOUNCES 4Q18 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter ended December 31, 2018, the Company recorded operating income of $20.2 million, compared to operating income of $10.7 million in the prior year quarter. The improvement in operating income performance was driven by reduced operating losses within the Company’s teach-out campuses and increased operating leverage at AIU.

For the year ended December 31, 2018, the Company recorded operating income of $71.3 million, compared to operating income of $34.1 million in the prior year. The improvement in operating income performance for the full year was driven by the completion of the teach-out strategy and revenue growth at both universities.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income ($ in thousands)	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	$31,061	$30,553	1.7%	$111,623	$109,202	2.2%
AIU	4,555	414	1000.2%	8,176	8,401	-2.7%
Total University Group	35,616	30,967	15.0%	119,799	117,603	1.9%
Corporate and Other	(5,694)	(5,472)	-4.1%	(16,598)	(22,067)	24.8%
Subtotal	29,922	25,495	17.4%	103,201	95,536	8.0%
All Other Campuses	(9,739)	(14,783)	34.1%	(31,903)	(61,400)	48.0%
Total	$20,183	$10,712	88.4%	$71,298	$34,136	108.9%

CEC ANNOUNCES 4Q18 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted operating income for the total company was $29.7 million for the quarter ended December 31, 2018, as compared to $20.9 million in the prior year quarter. Adjusted operating income for the total company was $105.2 million for the year ended December 31, 2018, as compared to $66.8 million in the prior year.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income	2018	2017	2018	2017
Total Company:
Operating income	$20,183	$10,712	$71,298	$34,136
Depreciation and amortization	2,345	2,622	9,394	13,990
Unused space charges (1)	2,642	1,009	8,416	12,167
Severance and related costs, net of cancellations (2)	(443)	-	1,455	-
Significant legal settlements	5,000	6,543	14,595	6,543
Adjusted Operating Income -- Total Company	$29,727	$20,886	$105,158	$66,836

Increase (Decrease)	42.3%		57.3%

(1)

Unused space charges include initial charges representing the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. Subsequently, as early lease terminations or subleases occur, or as assumptions are otherwise adjusted, these unused space charges are increased or decreased. These subsequent adjustments are also included in the amounts presented.

(2)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions. These restructuring charges do not regularly occur and are not considered part of ongoing operating results.

CEC ANNOUNCES 4Q18 RESULTS …PG 6

NET INCOME (LOSS) AND EARNINGS (LOSS) PER DILUTED SHARE

For the quarter ended December 31, 2018, the Company recorded net income of $14.1 million, compared to net loss of $44.4 million for the prior year quarter. Earnings per diluted share were $0.20 for the quarter ended December 31, 2018, as compared to loss per diluted share of ($0.64) for the prior year quarter. Adjusted earnings per diluted share were $0.30 for the quarter ended December 31, 2018, as compared to $0.19 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year ended December 31, 2018, the Company recorded net income of $55.2 million, compared to net loss of $31.9 million for the year ended December 31, 2017. Earnings per diluted share were $0.77 for the year ended December 31, 2018, as compared to loss per diluted share of ($0.46) for the prior year. Adjusted earnings per diluted share were $1.05 for the year ended December 31, 2018, as compared to $0.47 for the prior year.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Earnings Per Diluted Share	2018	2017	2018	2017

Earnings (Loss) Per Diluted Share	$0.20	$(0.64)	$0.77	$(0.46)

NON-GAAP DILUTED EPS ADJUSTMENTS
Unused space charges (1)	0.03	0.01	0.09	0.11
Severance and related costs, net of cancellations (1)	-	-	0.02	-
Significant legal settlements (1)(2)	0.07	0.06	0.17	0.06
TCJA impact (3)	-	0.76	-	0.76
Total Adjustments	$0.10	$0.83	$0.28	$0.93

Adjusted Earnings Per Diluted Share	$0.30	$0.19	$1.05	$0.47

(1)	Adjustments include a tax effect of 25% and 39% for each of the periods ending in 2018 and 2017, respectively, based on a normalized federal and state income tax rate.
(2)	The fourth quarter and full year 2018 include a $5.0 million legal settlement that is not deductible for tax purposes and therefore does not include a tax effect.
(3)

The fourth quarter and full year 2017 include a $52.7 million charge related to the revaluation of net deferred tax assets and net state unrecognized tax positions to reflect the new tax rate for future periods upon enactment of the Tax Cuts and Jobs Act (“TCJA”).

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities was $38.7 million for the quarter ended December 31, 2018, compared to $7.3 million for the prior year quarter. For the year ended December 31, 2018, net cash provided by operating activities was $57.0 million as compared to net cash used of $21.8 million for the year ended December 31, 2017.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
Net cash provided by (used in) operating activities	$38,692	$7,308	429.4%	$56,987	$(21,789)	361.5%
Capital expenditures	$2,780	$2,906	-4.3%	$6,732	$6,332	6.3%

As of December 31, 2018 and December 31, 2017, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $229.2 million and $180.1 million, respectively.

CEC ANNOUNCES 4Q18 RESULTS …PG 7

OUTLOOK

The Company provided the following outlook, subject to the key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details):

Financial Outlook:

•	Full year 2019 - total company:
o	Operating income in the range of $102.0 million to $107.0 million
o	Adjusted operating income in the range of $114.0 million to $119.0 million
o	Earnings per diluted share in the range of $1.08 to $1.12
o	Adjusted earnings per diluted share in the range of $1.11 to $1.15
•	First quarter 2019 - total company:
o	Operating income in the range of $27.5 million to $29.0 million
o	Adjusted operating income in the range of $30.5 million to $32.0 million
o	Earnings per diluted share in the range of $0.29 to $0.31
o	Adjusted earnings per diluted share in the range of $0.30 to $0.32

University Group Enrollment Outlook:

•	CTU:
o	New student enrollments for the full year 2019 are expected to grow as compared to the prior year.

•	AIU:
o

AIU’s new student enrollments are expected to experience significant growth in the first quarter of 2019 primarily driven by the academic calendar redesign, which will more than offset the decline in new student enrollments during the fourth quarter of 2018 and also contribute to new enrollment growth for the full year 2019.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as unused space charges that represent the present value of future remaining lease obligations for vacated space less an estimated amount for sublease income and subsequent adjustments as well as depreciation, amortization, asset impairment charges, significant restructuring charges and significant legal settlements. The operating income, adjusted operating income, earnings per share, adjusted earnings per share and enrollment outlook provided above for 2019 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs continues to trend in line with recent experiences, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends within the University Group, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” and gainful employment regulations and any modifications thereto, (iv) no significant impact from ongoing legal or regulatory matters, including legal fees associated therewith, (v) no material changes in the estimated amount of compensation expense that could be impacted by changes in the Company’s stock price or the Company’s assessment of the probable outcome of performance conditions relating to performance-based compensation, and (vi) earnings per diluted share outlook assumes an effective income tax rate of 21.5% for the quarter and 24.5% for the full year. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions we make in the future as we continue to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

CEC ANNOUNCES 4Q18 RESULTS …PG 8

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, February 20, 2019 at 5:30 p.m. Eastern time to discuss its fourth quarter and full year 2018 results and 2019 outlook. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two regionally-accredited universities – Colorado Technical University (“CTU”) and American InterContinental University (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath® learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of University Group campus locations and web links to these institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “outlook,” “trend” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently effective “borrower defense to repayment” regulations and any modifications thereto; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; our ability to successfully and cost effectively defend litigation and other claims brought against us; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising centers to achieve anticipated operating performance; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent filings with the Securities and Exchange Commission.

###

CEC ANNOUNCES 4Q18 RESULTS …PG 9

CONTACT

Investors:

Alpha IR Group

Chris Donovan or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2018	2017

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$32,394	$18,110
Restricted cash	337	789
Restricted short-term investments	-	5,070
Short-term investments	196,428	156,178
Total cash and cash equivalents, restricted cash and short-term investments	229,159	180,147

Student receivables, net	28,751	18,875
Receivables, other, net	2,567	1,163
Prepaid expenses	7,771	7,722
Inventories	763	1,112
Other current assets	437	1,319
Assets of discontinued operations	-	382
Total current assets	269,448	210,720

NON-CURRENT ASSETS:
Property and equipment, net	30,048	33,230
Goodwill	87,356	87,356
Intangible assets, net	7,900	7,900
Student receivables, net	942	2,548
Deferred income tax assets, net	81,628	98,084
Other assets	4,993	5,673
Assets of discontinued operations	178	1,585
TOTAL ASSETS	$482,493	$447,096

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,195	$8,515
Accrued expenses:
Payroll and related benefits	24,530	32,910
Advertising and marketing costs	9,300	9,245
Income taxes	1,472	2,185
Other	19,668	31,233
Deferred revenue	32,351	22,897
Liabilities of discontinued operations	536	5,701
Total current liabilities	97,052	112,686

NON-CURRENT LIABILITIES:
Deferred rent obligations	12,745	15,277
Other liabilities	17,493	22,143
Liabilities of discontinued operations	-	785
Total non-current liabilities	30,238	38,205

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	852	843
Additional paid-in capital	628,295	621,008
Accumulated other comprehensive loss	(298)	(164)
Accumulated deficit	(52,946)	(108,127)
Treasury stock	(220,700)	(217,355)
Total stockholders' equity	355,203	296,205
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$482,493	$447,096

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2018	% of Total Revenue	2017	% of Total Revenue
REVENUE:
Tuition and fees	$144,809	99.5%	$142,557	99.6%
Other	696	0.5%	561	0.4%
Total revenue	145,505		143,118
OPERATING EXPENSES:
Educational services and facilities	25,460	17.5%	28,977	20.2%
General and administrative	97,517	67.0%	100,807	70.4%
Depreciation and amortization	2,345	1.6%	2,622	1.8%
Total operating expenses	125,322	86.1%	132,406	92.5%
Operating income	20,183	13.9%	10,712	7.5%
OTHER INCOME:
Interest income	1,213	0.8%	572	0.4%
Interest expense	(358)	-0.2%	(111)	-0.1%
Miscellaneous (expense) income	(29)	0.0%	176	0.1%
Total other income	826	0.6%	637	0.4%
PRETAX INCOME	21,009	14.4%	11,349	7.9%
Provision for income taxes	7,034	4.8%	55,982	39.1%

INCOME (LOSS) FROM CONTINUING OPERATIONS	13,975	9.6%	(44,633)	-31.2%
Income from discontinued operations, net of tax	96	0.1%	251	0.2%
NET INCOME (LOSS)	14,071	9.7%	(44,382)	-31.0%

OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	3		(80)
Unrealized loss on investments	(30)		(228)
Total other comprehensive loss	(27)		(308)
COMPREHENSIVE INCOME (LOSS)	$14,044		$(44,690)

NET INCOME (LOSS) PER SHARE - BASIC:
Income (loss) from continuing operations	$0.20		$(0.64)
Income from discontinued operations	-		-
Net income (loss) per share	$0.20		$(0.64)

NET INCOME (LOSS) PER SHARE - DILUTED:
Income (loss) from continuing operations	$0.20		$(0.64)
Income from discontinued operations	-		-
Net income (loss) per share	$0.20		$(0.64)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,765		69,105
Diluted	71,583		69,105

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2018	% of Total Revenue	2017	% of Total Revenue
REVENUE:
Tuition and fees	$578,545	99.5%	$593,849	99.6%
Other	2,751	0.5%	2,586	0.4%
Total revenue	581,296		596,435
OPERATING EXPENSES:
Educational services and facilities	109,897	18.9%	143,344	24.0%
General and administrative	390,707	67.2%	404,965	67.9%
Depreciation and amortization	9,394	1.6%	13,990	2.3%
Total operating expenses	509,998	87.7%	562,299	94.3%
Operating income	71,298	12.3%	34,136	5.7%
OTHER INCOME:
Interest income	3,539	0.6%	1,900	0.3%
Interest expense	(681)	-0.1%	(451)	-0.1%
Miscellaneous income	196	0.0%	665	0.1%
Total other income	3,054	0.5%	2,114	0.4%
PRETAX INCOME	74,352	12.8%	36,250	6.1%
Provision for income taxes	18,561	3.2%	67,125	11.3%

INCOME (LOSS) FROM CONTINUING OPERATIONS	55,791	9.6%	(30,875)	-5.2%
Loss from discontinued operations, net of tax	(610)	-0.1%	(1,022)	-0.2%
NET INCOME (LOSS)	55,181	9.5%	(31,897)	-5.3%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(100)		288
Unrealized loss on investments	(34)		(194)
Total other comprehensive (loss) income	(134)		94
COMPREHENSIVE INCOME (LOSS)	$55,047		$(31,803)

NET INCOME (LOSS) PER SHARE - BASIC:
Income (loss) from continuing operations	$0.80		$(0.45)
Loss from discontinued operations	(0.01)		(0.01)
Net income (loss) per share	$0.79		$(0.46)

NET INCOME (LOSS) PER SHARE - DILUTED:
Income (loss) from continuing operations	$0.78		$(0.45)
Loss from discontinued operations	(0.01)		(0.01)
Net income (loss) per share	$0.77		$(0.46)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,598		68,949
Diluted	71,482		68,949

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For The Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$55,181	$(31,897)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	9,394	13,990
Bad debt expense	31,940	27,436
Compensation expense related to share-based awards	5,614	4,970
Deferred income taxes	17,863	64,225
Changes in operating assets and liabilities:
Student receivables, gross	(10,541)	5,129
Allowance for doubtful accounts	(29,646)	(28,075)
Other receivables, net	(1,286)	(257)
Inventories, prepaid expenses, and other current assets	3,053	8,742
Deposits and other non-current assets	711	1,706
Accounts payable	698	(1,588)
Accrued expenses and deferred rent obligations	(35,448)	(80,703)
Deferred tuition revenue	9,454	(5,467)
Net cash provided by (used in) operating activities	56,987	(21,789)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(309,784)	(256,243)
Sales of available-for-sale investments	275,024	250,928
Purchases of property and equipment	(6,732)	(6,332)
Net cash used in investing activities	(41,492)	(11,647)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,682	2,722
Payments of employee tax associated with stock compensation	(3,345)	(1,187)
Net cash (used in) provided by financing activities	(1,663)	1,535

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	-	(82)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,832	(31,983)
CASH AND CASH EQUIVALENTS, beginning of the period	18,899	50,882
CASH AND CASH EQUIVALENTS, end of the period	$32,731	$18,899

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2018	2017
REVENUE:
CTU	$94,782	$94,767
AIU	50,716	47,633
Total University Group	145,498	142,400
Corporate and Other	-	-
Subtotal	145,498	142,400
All Other Campuses	7	718
Total	$145,505	$143,118

OPERATING INCOME (LOSS):
CTU	$31,061	$30,553
AIU	4,555	414
Total University Group	35,616	30,967
Corporate and Other	(5,694)	(5,472)
Subtotal	29,922	25,495
All Other Campuses	(9,739)	(14,783)
Total	$20,183	$10,712

OPERATING MARGIN (LOSS):
CTU	32.8%	32.2%
AIU	9.0%	0.9%
Total University Group	24.5%	21.7%
Corporate and Other	NM	NM
Subtotal	20.6%	17.9%
All Other Campuses	NM	NM
Total	13.9%	7.5%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2018	2017
REVENUE:
CTU	$375,770	$371,325
AIU	204,920	198,251
Total University Group	580,690	569,576
Corporate and Other	-	-
Subtotal	580,690	569,576
All Other Campuses	606	26,859
Total	$581,296	$596,435

OPERATING INCOME (LOSS):
CTU	$111,623	$109,202
AIU	8,176	8,401
Total University Group	119,799	117,603
Corporate and Other	(16,598)	(22,067)
Subtotal	103,201	95,536
All Other Campuses	(31,903)	(61,400)
Total	$71,298	$34,136

OPERATING MARGIN (LOSS):
CTU	29.7%	29.4%
AIU	4.0%	4.2%
Total University Group	20.6%	20.6%
Corporate and Other	NM	NM
Subtotal	17.8%	16.8%
All Other Campuses	NM	NM
Total	12.3%	5.7%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
Adjusted Operating Income (Loss)	2018	2017	2018	2017
University Group and Corporate:
Operating income (2) (3)	$29,922	$25,495	$103,201	$95,536
Depreciation and amortization (3)	2,345	2,631	9,261	10,326
Unused space charges (3)(4)	(176)	(7)	1,053	(7)
Severance and related costs, net of cancellations (3)(5)	(443)	-	1,455	-
Adjusted Operating Income -- University Group and Corporate (6)	$31,648	$28,119	$114,970	$105,855

All Other Campuses:
Operating loss (2) (7)	$(9,739)	$(14,783)	$(31,903)	$(61,400)
Depreciation and amortization (7)	-	(9)	133	3,664
Unused space charges (4) (7)	2,818	1,016	7,363	12,174
Significant legal settlements (7)	5,000	6,543	14,595	6,543
Adjusted Operating Loss -- All Other Campuses (6)	$(1,921)	$(7,233)	$(9,812)	$(39,019)

Total Company
Operating income	$20,183	$10,712	$71,298	$34,136
Depreciation and amortization	2,345	2,622	9,394	13,990
Unused space charges (4)	2,642	1,009	8,416	12,167
Severance and related costs, net of cancellations (5)	(443)	-	1,455	-
Significant legal settlements	5,000	6,543	14,595	6,543
Adjusted Operating Income-- Total Company	$29,727	$20,886	$105,158	$66,836

	For the 1st Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2019	2018	2019	2018
Total Company
Operating income	$27.5M - $29M	$20.5M	$102M - $107M	$71.3M
Depreciation and amortization	~2.5	2.6	~9.0	9.4
Unused space charges (4)	~0.5	(0.7)	~3.0	8.4
Severance and related costs, net of cancellations (5)	-	-	-	1.5
Significant legal settlements	-	3.5	-	14.6
Adjusted Operating Income -- Total Company	$30.5M - $32M	$25.9M	$114M - $119M	$105.2M

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Earnings Per Diluted Share	2018	2017	2018	2017

Earnings (Loss) Per Diluted Share	$0.20	$(0.64)	$0.77	$(0.46)

NON-GAAP DILUTED EPS ADJUSTMENTS
Unused space charges (8)	0.03	0.01	0.09	0.11
Severance and related costs, net of cancellations (8)	-	-	0.02	-
Significant legal settlements (8)(9)	0.07	0.06	0.17	0.06
TCJA impact (10)	-	0.76	-	0.76
Total Adjustments	$0.10	$0.83	$0.28	$0.93

Adjusted Earnings Per Diluted Share	$0.30	$0.19	$1.05	$0.47

	For the 1st Quarter Ending		For the Year Ending December 31,
Adjusted Earnings Per Diluted Share	2019 OUTLOOK	2018	2019 OUTLOOK	2018

Earnings Per Diluted Share	$0.29 - $0.31	$0.25	$1.08 - $1.12	$0.77

NON-GAAP DILUTED EPS ADJUSTMENTS
Unused space charges (8)	~0.01	(0.01)	~0.03	0.09
Severance and related costs, net of cancellations (8)	-	-	-	0.02
Significant legal settlements (8)(9)	-	0.04	-	0.17
Total Adjustments	$~0.01	$0.03	$~0.03	$0.28

Adjusted Earnings Per Diluted Share	$0.30 - $0.32	$0.28	$1.11 - $1.15	$1.05

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income (loss) and adjusted earnings (loss) per diluted share allows it to analyze and assess its ongoing operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal reserves. In evaluating adjusted operating income (loss) and adjusted earnings (loss) per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income (loss) and adjusted earnings (loss) per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income (loss) and adjusted earnings (loss) per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income (loss), operating income (loss), earnings (loss) per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)

Operating income for the University Group and Corporate and operating loss for All Other Campuses make up the components of operating income. A reconciliation of these components for the quarters and years ended December 31, 2018 and 2017 is presented below:

	For The Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
	2018	2017	2018	2017
Operating income for University Group and Corporate	$29,922	$25,495	$103,201	$95,536
Operating loss for All Other Campuses	(9,739)	(14,783)	(31,903)	(61,400)
Operating income	$20,183	$10,712	$71,298	$34,136
(3)	Amounts relate to the University Group and Corporate.
(4)

Unused space charges include initial charges representing the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. Subsequently, as early lease terminations or subleases occur, or as assumptions are otherwise adjusted, these unused space charges are increased or decreased. These subsequent adjustments are also included in the amounts presented.

(5)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions. These restructuring charges do not regularly occur and are not considered part of ongoing operating results.

(6)

Management assesses results of operations for the University Group and Corporate separately from All Other Campuses. The All Other Campuses segment underwent a multi-year teach-out process with the final campus closure occurring in December 2018 and as a result, management views these operations as not reflective of the ongoing business. Management views adjusted operating income from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions.

(7)	Amounts relate to All Other Campuses.
(8)	Adjustments include a tax effect of 25% and 39% for each of the periods ending in 2018 and 2017, respectively, based on a normalized federal and state income tax rate.
(9)	The fourth quarter and full year 2018 include a $5.0 million legal settlement that is not deductible for tax purposes and therefore does not include a tax effect.
(10)

The fourth quarter and full year 2017 include a $52.7 million charge related to the revaluation of net deferred tax assets and net state unrecognized tax positions to reflect the new tax rate for future periods upon enactment of the Tax Cuts and Jobs Act (“TCJA”).